EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS UNVEILS THE CAMEO BEVERLY HILLS, A REBRANDING OF THE MR. C BEVERLY HILLS, JOINING THE
HILTON FAMILY OF BRANDS

DALLAS, August 1, 2023 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced the rebranding and planned conversion of its Mr. C Beverly Hills (“Mr. C”) in Los Angeles, California to the Cameo Beverly Hills. Beginning August 4, 2023, Cameo Beverly Hills will be available for booking on Hilton’s website at hilton.com and join Hilton Honors, Hilton’s award-winning guest loyalty program. Following an extensive renovation, which is expected to be completed by the end of 2025, the hotel will join LXR Hotels & Resorts (“LXR”). One of Hilton’s iconic luxury brands, LXR is a collection of unique, independent luxury properties around the world that focuses on individualized service and one-of-a-kind stays.
The conversion of the hotel, which was built in 1965, will reflect its unique history and distinctive location in the heart of West Los Angeles near iconic amenities and high-end shopping on Rodeo Drive. The Company is planning an approximately $25 million renovation to further elevate this distinctive hotel that will enable a revitalized luxury guest experience when it is completed. Added amenities and enhanced design elements will include upgrades to the guestrooms, guest bathrooms, restaurant, lobby, pool, fitness area, and meeting spaces.
Remington will continue to manage the property after the conversion under a management agreement.

“The transformation of this iconic hotel fills a desirable niche in the Beverly Hills lodging market,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “We look forward to realizing enhanced financial performance from this property as a result of our significant investment and new partnership with Hilton.”
For more information about the property, or to make reservations, please visit Hilton.com.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.